UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Park, Franklin, Massachusetts	02038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 1, 2008, Dr. Robert I. Rudko, a director and Chief Scientific Officer of PLC Systems Inc. (the “Registrant”), transitioned from being a full-time employee of the Registrant to being a part-time employee.  Dr. Rudko currently works approximately 7.75 hours per week and is compensated by the Registrant at a rate of $103.10 per hour (which is equal to Dr. Rudko’s previous annual salary of $214,454, divided by 52 weeks per year, divided by 40 hours per week).

As a result of his part-time status, Dr. Rudko is no longer eligible to receive a bonus for the fiscal year ending December 31, 2008.  In addition, Dr. Rudko’s annual car allowance has been reduced to $1,200 per annum.

The above arrangements are modifications to Dr. Rudko’s employment arrangement with the Registrant, including the employment letter agreement between Dr. Rudko and PLC Medical Systems, Inc., a subsidiary of the Registrant, originally entered into on October 28, 2003, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: July 21, 2008	By:	/s/ James G. Thomasch
James G. Thomasch, Senior Vice President, Finance and Administration and Chief Financial Officer